Exhibit 10.9

                        DEFERRED COMPENSATION AGREEMENT


      THIS AGREEMENT, entered into on March 2, 1990 and amended March 4, 1999 and February 24, 2000, by and between Wausau Paper Corp. (herein referred to as the "Corporation") and San W. Orr, Jr., an individual (herein referred to as "Executive")is hereby amended as of December 16, 2005, effective as of January 1, 2005.

      NOW, THEREFORE, the parties agree as follows:

      1. Election to Defer. Executive may, in his discretion, elect to defer all or any cash compensation (specified by amount or percentage of such compensation) payable to him by the Corporation from time to time for service to the Corporation as an employee by executing an election in the form set forth in Exhibit A hereto (herein referred to as an "Election") and filing such Election with the secretary of the Corporation (herein referred to as the "Secretary"); provided, however, that no election to defer compensation hereunder shall be permitted or otherwise effective with respect to compensation attributable to services rendered by Executive after December 31, 2004. An Election shall be effective with respect to all cash compensation specified on the election form filed with the Secretary by Executive which is accrued and payable after the date the Election is received by the Secretary and until the Election is amended or revoked. An Election hereunder may be amended or revoked at any time by filing a subsequent Election with the Secretary. Such amendment or revocation shall be effective with respect to cash compensation accrued and payable on and after receipt of such new Election by the Secretary.

      2. Deferred Compensation Account. The Corporation shall maintain upon its corporate books a deferred compensation account (herein referred to as the "Account") with respect to any compensation deferred under this agreement. As of the first day of each calendar month, the Corporation shall make the following adjustments to the Account: (a) Subtract amounts paid from the Account during the immediately preceding month; and (b) Add the amount of compensation Executive has elected to defer under paragraph 1 which was otherwise payable to Executive during the immediately preceding month. As of the first day of each calendar year, the Corporation shall add to the Account simple interest, calculated at a rate equal to average of the prime rate published in The Wall Street Journal on the first business day of each calendar quarter in the preceding calendar year, minus one percentage point, on the average daily balance in the Account during the preceding year. The Account created hereunder shall not represent any specific assets of the Corporation, and the Corporation is not obligated by this provision to set aside any assets in respect of the Account.

      3. Distribution. Distribution of the amount reflected in the Account shall be made in 5 annual installments with the first installment payment to be made within the 60 day period following the date on which Executive ceases to be a member of the Board of Directors of the Corporation; provided, however, that in the event of a "Change in Control" (defined below) or Executive's death, the remaining balance in the Account shall be distributed within the 60 day
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period following the date of such event in a single lump sum payment.  The amount of each annual installment distribution shall equal the balance in the Account on the date set for payment of such installment divided by the number of installment distributions remaining within the distribution period (including such installment). Interest shall continue to be credited under paragraph 2 during the installment distribution period. For purposes of this paragraph 3, a "Change in Control" shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, (D) any acquisition pursuant to a transaction which complies with clauses (i),
      (ii), and (iii) of subparagraph (c) of this paragraph 3, (E) except as provided in paragraphs (d) and (e), any acquisition by any of the Woodson Entities or any of the Smith Entities, or (F) any increase in the proportionate number of shares of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities beneficially owned by a Person to 20% or more of the shares of either of such classes of stock if such increase was solely the result of the acquisition of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities by the Corporation; provided, however, that this clause (F) shall not apply to any acquisition of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities not described in clauses (A), (B), (C),
      (D), or (E) of this paragraph (a) by the Person acquiring such shares which occurs after such Person had become the beneficial owner of 20% or more of either the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities by reason of share purchases by the Corporation; or

            (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of the Plan, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be deemed to be and shall be considered as though such individual were a member of the Incumbent Board, but provided, further, that any such individual whose initial assumption of office
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      occurs as a result of either an actual or threatened election contest

     (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed or considered as a member of the Incumbent Board; or

            (c) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of the assets or securities of any other entity (a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
      (ii) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation, any Woodson Entity, any Smith Entity, or such Resulting Corporation) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Corporation prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

            (d) The Woodson Entities acquire beneficial ownership of more than 35% of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

            (e) The Smith Entities acquire beneficial ownership of more than 35% of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or
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            (f)   The approval by the shareholders of the Corporation of a
      complete liquidation or dissolution of the Corporation.

      4. Recipient of Distribution. Each payment to be made by the Corporation hereunder shall be made to Executive if he is living on the date such payment is made, and, if he is not, to such person or persons (the "Beneficiary" or "Beneficiaries") as Executive shall designate on the form set
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forth in Exhibit A or in such other writing signed by the Executive.  Executive may change or revoke any such designation previously made by filing a new designation with the Secretary. Such new designation shall be effective for purposes of this paragraph immediately upon filing. If no designation hereunder is in effect or no designated Beneficiary is living when payment is to be made, payment shall be made to the estate of the last to die of Executive or, if a Beneficiary has been designated and such designation has not been revoked, the Beneficiary.

      5.    Miscellaneous.

            (a) Neither Executive nor any Beneficiary shall have any right or title to or interest in any specific assets of the Corporation in respect of this agreement. Any person entitled to payment under the agreement shall be an unsecured general creditor of the Corporation in respect of such payment.

            (b) Except as may otherwise be required by law, no amount payable under this agreement may be alienated in any manner by Executive or any Beneficiary or be subject to the debts or liabilities of Executive or any Beneficiary. Any attempt by Executive or any Beneficiary to alienate any amount payable under the agreement shall be void.

            (c) This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives and successors.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on the date and year first above written.

                                           WAUSAU PAPER CORP.


                                           By:
                                              Thomas J. Howatt
                                              President and Chief Executive
                                              Officer


                                              San W. Orr, Jr., Executive
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                                   EXHIBIT A

                              WAUSAU PAPER CORP.
                   DEFERRED COMPENSATION AGREEMENT ELECTION

                                                 Date: _________________, 1994

      Pursuant to the provisions of the Deferred Compensation Agreement dated July 1, 1994 (the "Agreement"), I hereby elect to defer the payment of the following compensation otherwise payable to me by Wausau Paper Corp.

      (1) The amount or percentage of such compensation to be deferred under the Agreement shall be as follows:

                                         Dollar Amount or
      Type of Compensation              Deferral Percentage

      Salary                             __________________________________
      Bonus                              __________________________________

      (2) This election shall remain in effect until I amend or revoke it by subsequent election, or until the time set for distribution of deferred amounts under the Agreement.

      (3) In the event of my death before the amounts payable to me under the Agreement have been distributed to me, I hereby direct that such amounts be paid in a lump sum to:






(NOTE: If no beneficiary is named, any amounts payable will be paid to your estate or personal representative. You must notify the Secretary of the Corporation of any change in your beneficiary's address.)




                                              San W. Orr, Jr.